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                                                                     EXHIBIT 3.1

                         SERVICEWARE TECHNOLOGIES, INC.

                            (A DELAWARE CORPORATION)

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                           AMENDED AND RESTATED BYLAWS

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     AS AMENDED BY THE BOARD OF DIRECTORS, EFFECTIVE AS OF FEBRUARY 8, 2005.

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                           AMENDED AND RESTATED BYLAWS
                                       OF
                         SERVICEWARE TECHNOLOGIES, INC.

                                   ARTICLE I

                                    OFFICES

      Section 1.01. REGISTERED OFFICE. The registered office of the Corporation shall be at CT Corporation, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801, until otherwise established by a resolution of the Board of Directors of the Corporation (the "Board of Directors") and a certificate certifying the change is filed in the manner provided by statute.

      Section 1.02. ADDITIONAL OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

      Section 2.01. ANNUAL MEETINGS. An annual meeting of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. At such annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 2.02. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes described in the notice of the meeting, may be called only by:

            (a) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption);

            (b) the Chairman of the Board; or

            (c) the Chief Executive Officer.

Special meetings of the stockholders shall be held at such place, on such date and at such time as the person or persons calling the meeting shall fix. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

      Section 2.03. NOTICE OF MEETINGS. Written notice of all meetings of stockholders shall be given stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation as then in effect (the

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"Certificate of Incorporation"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, by depositing it in the United States mail, postage prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary, Assistant Secretary or transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has waived.

      Section 2.04. ADJOURNMENTS. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

      Section 2.05. QUORUM. At each meeting of stockholders the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except to the extent otherwise required by applicable law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes then outstanding, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting.

      Shares of the Corporation's stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation) shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation's stock held by it in a fiduciary capacity.

      Section 2.06. ORGANIZATION. Every meeting of the stockholders shall be presided over by the Chairman of the Board, if any, or, if the Chairman of the Board is not present (or, if there is none), one of the following persons in the order stated: (a) the Chief Executive Officer, if one has been appointed; (b) the President; (c) a Vice President; (d) if none of the individuals named in clauses (a), (b) or (c) is present, such person who may have been chosen by the Board of Directors; or (e) if no individual named in clause (d) is present, a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present at in person or represented by proxy. The Secretary of the Corporation, or such other person as may be appointed by the chairman of the meeting, shall act as secretary of the meeting.

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      Section 2.07. VOTING.

            (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by the Delaware General Corporation Law (the "DGCL") or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock having voting power registered in such stockholder's name on the books of the Corporation.

            (b) All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

            (c) If a vote is to be taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairman of the meeting deems appropriate.

      Section 2.08. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 2.09. LIST OF STOCKHOLDERS ENTITLED TO VOTE. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.

      Section 2.10. NOTICE OF STOCKHOLDER BUSINESS; NOMINATIONS.

            (a) Annual Meetings of Stockholders.

                  (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders:

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                        (A) pursuant to the Corporation's notice of such
meeting;

                        (B) by or at the direction of the Board of Directors; or

                        (C) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in this Section 2.10, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.10.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subparagraph
(a)(i) of this Section 2.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation:

                        (A) if the date of the annual meeting is not more than 30 days before and not more than 30 days after the first anniversary of the preceding year's annual meeting, then not earlier than the close of business on the 90th day, and not later than the close of business on the 60th day, prior to the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; and

                        (B) if the date of the annual meeting is more than 30 days before or more than 30 days after the first anniversary of the preceding year's annual meeting, then not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made by the Corporation.

                  (iii) The stockholder's notice described in subparagraph
(a)(ii) of this Section 2.10 shall set forth:

                        (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

                        (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                        (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

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                              (1) the name and address of such stockholder, as
they appear on the Corporation's books, and of such beneficial owner; and

                              (2) the class and number of shares of the
Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

            (b) Special Meetings of Stockholders.

                  (i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of such meeting.

                  (ii) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of such meeting:

                        (A) by or at the direction of the Board of Directors; or

                        (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10.

                  (iii) If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, then any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by subparagraph (a)(ii) of this Section 2.10 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation:

                        (A) not earlier than the 90th day prior to such special meeting; and

                        (B) not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

            (c) General.

                  (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this

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Section 2.10 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) For purposes of this Section 2.10, the term "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                  (iii) Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                  ARTICLE III

                               BOARD OF DIRECTORS

      Section 3.01. NUMBER; CLASSES; QUALIFICATION. The Board of Directors shall consist of no more than 12 members. The total number of authorized directors shall be fixed from time to time by a duly adopted resolution of the Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of authorized directors. Directors need not be stockholders of the Corporation.

      Section 3.02. INITIAL TERMS; SUBSEQUENT TERMS.

            (a) The initial term of office of directors of:

                  (i) Class I shall expire at the annual meeting of stockholders held in 2001;

                  (ii) Class II shall expire at the annual meeting of stockholders held in 2002; and

                  (iii) Class III shall expire at the annual meeting of stockholders held in 2003.

            (b) Each subsequent term of office of each class shall expire at each third succeeding annual meeting of stockholders after the election of the directors of such class. Subject to the provisions of the Certificate of Incorporation, each director shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. No decrease in the total number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Section 3.03. RESIGNATION; REMOVAL; VACANCIES. Any director may resign at any time upon written notice to the Corporation. Unless otherwise specified in such written

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notice, a resignation shall take effect upon delivery of such written notice to the Corporation. It shall not be necessary for a resignation to be accepted before it becomes effective. Subject to the rights of any holders of any preferred stock of the Corporation then outstanding and the Certificate of
Incorporation:

            (a) any director, directors or the entire Board of Directors may be removed, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors; and

            (b) except as otherwise required by law, vacancies and newly created directorships resulting from any increase in the total number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the total number of authorized directors shall have the same remaining term as that of his or her predecessor.

Any director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the Class to which such director has been elected expires, and until such director's respective successor is elected, except in the case of the death, resignation or removal of such director.

      Section 3.04. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the dates, times and places thereof are fixed by resolution of the Board of Directors.

      Section 3.05. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally or in writing, by the person or persons calling the meeting to all directors at least four days before the meeting if the notice is mailed (which shall be by first class, registered or certified United States mail), or at least 48 hours before the meeting if such notice is given by telephone, hand delivery, overnight or similar courier, telegram, telex, mailgram, facsimile or similar communication method.

      Section 3.06. TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such means shall constitute presence in person at such meeting.

      Section 3.07. QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business; provided that in no event shall a quorum be less than one-third ( ) of the total number of authorized directors. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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      Section 3.08. ORGANIZATION. Meetings of the Board of Directors shall be presided over: (a) by the Chairman of the Board; (b) in the absence of the Chairman of the Board, by the President (if a director); and (c) in the absence or ineligibility of the President, by a chairman chosen at the meeting by a majority of those directors present. The Secretary, or such other person as the chairman of the meeting may appoint, shall act as secretary of the meeting.

      Section 3.09. WRITTEN ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, respectively. Written consents representing actions taken by the Board of Directors or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

      Section 3.10. POWERS. The Board of Directors may, except as otherwise required by law or the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      Section 3.11. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

                                   ARTICLE IV

                                   COMMITTEES

      Section 4.01. CREATION. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of such committee present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

      Section 4.02. POWERS.

            (a) Subject to paragraph (b) of this Section 4.02, any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

            (b) Notwithstanding paragraph (a) of this Section 4.02, no committee shall have the power or authority to:

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                  (i) amend the Certificate of Incorporation (except that a
committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

                  (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the DGCL;

                  (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                  (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

                  (v) amend these Bylaws; or

                  (vi) unless the resolution of the Board of Directors expressly provides to the contrary, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

      Section 4.03. COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

                                   ARTICLE V

                                    OFFICERS

      Section 5.01. DESIGNATIONS. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors shall choose a President, a Secretary and a Treasurer (together, the "Required Officers"), and may choose a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, an Executive Vice President or Executive Vice Presidents, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate (together, the "Permitted Officers"). All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

      Section 5.02. TERM OF OFFICE; REMOVAL. Subject to the next sentence of this Section 5.02, each officer of the Corporation shall hold office until such officer's successor is

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chosen and shall qualify. Any officer elected or appointed by the Board of
Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

      Section 5.03. COMPENSATION. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such person is also a director of the Corporation.

      Section 5.04. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall not be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such non-executive functions and duties as may be assigned to the Chairman of the Board from time to time by the Board of Directors. The Chairman of the Board shall, if present, preside at all meetings of stockholders and of the Board of Directors.

      Section 5.05. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to the Chief Executive Officer from time to time by the Board of Directors.

      Section 5.06. THE PRESIDENT.

            (a) The President shall, subject to the direction of the Board of Directors, have general supervision over the business and operations of the Corporation. The President shall, in general and unless otherwise prescribed by the Board of Directors, perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board of Directors.

            (b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

      Section 5.07. THE CHIEF FINANCIAL OFFICER AND THE CHIEF OPERATING OFFICER. The Chief Financial Officer and the Chief Operating Officer shall, subject to the direction of the Board of Directors, perform such executive, supervisory and management functions and duties as may be assigned to each of them, respectively, from time to time by the Board of Directors.

      Section 5.08. THE EXECUTIVE VICE PRESIDENTS AND THE VICE PRESIDENTS. The Executive Vice President, if any (or in the event that there be more than one, the Executive Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), or, if none, the Vice President, if any (or in the event that there be more than one, the Vice Presidents in the order designated, or in the absence of any designation,

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in the order of their election), shall, in the absence of, or in the event of the disability of, the President, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

      Section 5.09. THE SECRETARY; ASSISTANT SECRETARIES.

            (a) Duties of the Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for other committees, if required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision the Secretary shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by such officer's signature.

            (b) Duties of the Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

      Section 5.10. THE TREASURER; ASSISTANT TREASURERS.

            (a) Duties of the Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all transactions and of the financial condition of the Corporation.

            (b) Duties of the Assistant Treasurer. The Assistant Treasurer, if any (or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

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      Section 5.11. DELEGATION OF AUTHORITY. Notwithstanding any provision hereof, the Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents.

      Section 5.12. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. Any Required Officer or Permitted Officer, and any other person authorized by the Board of Directors or a Required Officer, may vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations held by the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

                                   ARTICLE VI

                               STOCK CERTIFICATES

      Section 6.01. FORM; SIGNATURES.

            (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board, the Chief Executive Officer or the President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, exhibiting the number and class (and series, if any) of shares owned by such person. Such signatures may be facsimile. A certificate may be manually signed by a transfer agent or registrar other than the Corporation or its employee but may be a facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if such person were such officer at the date of its issue.

            (b) All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon such notation to such effect as may be determined by the Board of Directors.

      Section 6.02. REGISTRATION OF TRANSFER. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

      Section 6.03. REGISTERED STOCKHOLDERS.

            (a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

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            (b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), such stockholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any) in writing, of such desire. Such written notice shall specify the alternate name or address to be used. Any stockholder directing or permitting dividends or other distributions to be sent to a name or address other than that appearing on the Corporation's stock ledger shall bear full responsibility for all taxes, fees, charges and other sums that may be or become due and payable as a result thereof.

      Section 6.04. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such person's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                  ARTICLE VII

                                INDEMNIFICATION

      Section 7.01. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was (or, to the extent permitted by Delaware law, has agreed to become) a director or officer of the Corporation, or is or was serving (or, to the extent permitted by Delaware law, has agreed to serve) at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity (each of the foregoing, a "Mandatory Indemnitee"), and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that such person is or was (or, to the extent permitted by Delaware law, has agreed to become) an employee or agent of the Corporation, or is or was serving (or, to the extent permitted by Delaware law, has agreed to serve) at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each of the foregoing, a "Permissive Indemnitee"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor, (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and
(b) no

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indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      Section 7.02. SUCCESSFUL DEFENSE. To the extent that any Mandatory Indemnitee or Permissive Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      Section 7.03. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a Mandatory Indemnitee or Permissive Indemnitee (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

            (a) by the majority vote of the Board of Directors who were not parties to such action, suit or proceeding even though less than a quorum;

            (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

            (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

            (d) by the stockholders.

      Section 7.04. ADVANCE PAYMENT OF EXPENSES. Unless the Board of Directors otherwise determines in a specific case, expenses incurred by a Mandatory Indemnitee in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Mandatory Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article VII. Such expenses incurred by a Permissive Indemnitee may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's legal counsel to represent any Mandatory Indemnitee or Permissive Indemnitee in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

      Section 7.05. SURVIVAL. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Mandatory Indemnitee or Permissive Indemnitee who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Mandatory Indemnitee or Permissive Indemnitee.

      Section 7.06. PRESERVATION OF OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in any such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Subject to the limitations set forth in Section 7.05, the Corporation may enter into an agreement with any of its directors, officers, employees or agents, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification and advancement of expenses, including attorneys' fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article VII.

      Section 7.07. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

      Section 7.08. SEVERABILITY. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Mandatory Indemnitee and may indemnify each Permissive Indemnitee as to costs, charges and expenses (including attorneys' fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this
Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

      Section 7.09. SUBROGATION. In the event of payment of indemnification to a Mandatory Indemnitee or Permissive Indemnitee, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation to effectively enforce any such recovery.

      Section 7.10. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article VII to make any payment in connection with any claim made against a Mandatory Indemnitee or Permissive Indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

      Section 7.11. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article VII shall be prospective only, and shall not adversely affect any right or protection conferred on any person pursuant to this Article VII and existing at the time of such amendment, repeal or modification.

                                  ARTICLE VIII

                                     NOTICES

      Section 8.01. NOTICE. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these Bylaws shall be in writing. No requirement of notice in these Bylaws shall be construed to mean personal notice unless otherwise specifically provided herein. Any notice other than those specifically required herein to be given personally and other than those specifically required herein to be transmitted by a particular means may be given by first class mail or by telegram (with messenger service specified), or courier service, charges prepaid, or by facsimile transmission (with confirmation of receipt) to the address (or to the facsimile number) of the person appearing on the books of the Corporation, or, in the case of directors, supplied to the Corporation for the purpose of notice. Except as otherwise specifically provided herein, if the notice is sent by mail, telegram or courier service, it shall be deemed to be given when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of facsimile transmission, when transmitted.

      Section 8.02. WAIVER OF NOTICE. Whenever notice is required to be given under any provision of these Bylaws, a written waiver of notice, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice, unless so required by the Certificate of Incorporation.

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                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.01. DIVIDENDS. Subject to applicable law and the provisions of the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the Corporation's capital stock. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation.

      Section 9.02. RESERVES. The Board of Directors, in its sole discretion, may fix a sum which may be set aside as a fund or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund or reserve.

      Section 9.03. FISCAL YEAR. The fiscal year of the Corporation shall be determined, and may be subsequently changed from time to time, by resolution of the Board of Directors.

      Section 9.04. SEAL. The Board of Directors may provide for a corporate seal, which shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." Any corporate seal shall otherwise be in such form as may be approved from time to time by the Board of Directors.

      Section 9.05. CERTIFICATE OF INCORPORATION GOVERNS. In the event of any conflict between the provisions of the Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.

      Section 9.06. SEVERABILITY. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including, without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

                                   ARTICLE X

                                   AMENDMENTS

      Section 10.01. AMENDMENT BY STOCKHOLDERS. Stockholders of the Corporation holding at least a majority of the Corporation's outstanding voting stock, voting as a single class, shall have the power to adopt, amend or repeal bylaws of the Corporation.

      Section 10.02. AMENDMENT BY THE BOARD OF DIRECTORS. To the extent provided in the Certificate of Incorporation, the Board of Directors shall have the power to

                                      -17-
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adopt, amend or repeal bylaws of the Corporation by an affirmative vote of a majority of the whole Board of Directors, except insofar as bylaws adopted by the stockholders shall otherwise provide.

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